SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12
Chico’s FAS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On June 6, 2016, Chico’s FAS, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for July 21, 2016 (the “Annual Meeting”). Due to an administrative error, the number of shares of the Company’s common stock outstanding on May 16, 2016, the record date for the Annual Meeting, was incorrectly stated in the Proxy Statement as 132,609,279. The correct number of shares outstanding as of May 16, 2016 is 132,715,196, all of which are entitled to vote at the Annual Meeting.

In addition, the following materials may be provided to stockholders of the Company:

June 23, 2016

Dear Stockholder:

We previously sent to you proxy material for the Annual Meeting of Stockholders of Chico’s FAS, to be held on July 21, 2016. Your vote is especially important this year in light of an attempt by a dissident shareholder to elect its candidates in place of two of your Board’s highly qualified nominees. Your Board of Directors unanimously recommends that you vote FOR all the proposals on the WHITE proxy card.

To ensure that your shares are represented at the meeting, please take a moment of your time to vote TODAY--by telephone, via the Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.
Thank you for your support.
Very truly yours,
L. Susan Faw
Chief Legal & Compliance Officer and Corporate Secretary

REMEMBER:
You can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
(877) 825-8971 (toll-free from the U.S. or Canada)
or
(412) 232-3651 (from other locations)

Additional Information

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.